SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
 of the Securities Exchange Act of 1934

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TECHNOLOGY FLAVORS & FRAGRANCES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TFF

TECHNOLOGY FLAVORS & FRAGRANCES, INC.
10 Edison Street East
Amityville, New York 11701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 20, 2001

To the Stockholders of TECHNOLOGY FLAVORS & FRAGRANCES, INC.:

             NOTICE IS HEREBY GIVEN that the annual meeting of stockholders, which we refer to as the annual meeting, of Technology Flavors & Fragrances, Inc., a Delaware corporation, will be held at the Renaissance Los Angeles Hotel-Airport, 9620 Airport Boulevard, Los Angeles, California 90045, on June 20, 2001, at 10:00 a.m., local time.  Unless the context otherwise requires, the terms “company,” “our,” “we,” or “us” refer to Technology Flavors & Fragrances, Inc.  The annual meeting is for the following purposes, all as more fully described in the attached Proxy Statement.

             1.          To elect five directors to serve for a term of one year and until their respective successors are duly elected and qualified.

             2.          To ratify the appointment by our Board of Directors of Ernst & Young LLP as independent auditors of our company for the year ending December 31, 2001.

             3.          To transact such other business as may properly come before the annual meeting and any and all adjournments thereof.

             Only stockholders of record at the close of business on May 7, 2001 shall be entitled to notice of and to vote at the annual meeting.  A copy of our Annual Report for the year ended December 31, 2000 is enclosed.

             The Board of Directors appreciates and welcomes stockholder participation in our affairs.  You are earnestly requested to complete, sign, date and return the accompanying form of proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States), whether or not you expect to attend the annual meeting in person.  The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the annual meeting.  The prompt return of the proxy will be of assistance in preparing for the annual meeting and your cooperation in this respect will be greatly appreciated.

By Order of the Board of Directors,
/s/ JOSEPH A GEMMO
Joseph A. Gemmo
Secretary

Amityville, New York
May 10, 2001

YOUR VOTE IS IMPORTANT.  TO VOTE YOUR SHARES,
PLEASE ATTEND THE MEETING OR COMPLETE,
SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY
TO US IN THE ENCLOSED ENVELOPE.

TECHNOLOGY FLAVORS & FRAGRANCES, INC.
10 Edison Street East
Amityville, New York 11701

_________________________________________

Proxy Statement
For The
Annual Meeting of Stockholders
To be Held on June 20, 2001

_________________________________________

INTRODUCTION

             This Proxy Statement and the accompanying proxy are being furnished to the stockholders of Technology Flavors & Fragrances, Inc., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use in voting at the annual meeting of stockholders, which we refer to as the annual meeting, to be held at the Renaissance Los Angeles Hotel-Airport, 9620 Airport Boulevard, Los Angeles, California 90045, on June 20, 2001, at 10:00 a.m., local time, or any adjournment or postponement thereof.  This Notice of Meeting and Proxy Statement, together with the accompany proxy and Annual Report to Stockholders for the year ended December 31, 2000 (including the financial statements contained therein), are first being mailed or delivered to our stockholders on or about May 10, 2001.  Unless the text otherwise requires, the terms “company,” “our,” “we” or “us,” refer to Technology Flavors & Fragrances, Inc.

             At the annual meeting, the stockholders of record of our common stock will be asked to consider and vote upon:

1.	the election of five directors to serve for a term of one year or until their respective successors are duly elected and qualified (“Proposal 1”);
2.	the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2001 (“Proposal 2”); and
3.	such other proposals as may properly be presented at the annual meeting.

             Only stockholders of record as of the close of business on May 7, 2001, or the Record Date, will be entitled to notice of, and to vote at, the annual meeting.  Each share of common stock entitles the holder thereof to one vote on each proposal.

             The Board of Directors knows of no other matters that are to be brought before the annual meeting other than as set forth in the Notice of Meeting.  If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

             Approval of Proposal 1 requires the affirmative vote of a plurality of the shares of our common stock, represented in person or by proxy at the annual meeting.

             Approval of Proposal 2 requires the affirmative vote of a majority of the shares of our common stock, represented in person or by proxy at the annual meeting.

             The enclosed proxy provides that each stockholder may specify that his or her shares be voted “for,” “against” or “as abstaining from voting” with respect to each proposal.  If the enclosed proxy is properly executed and returned to us, then your shares will be voted in accordance with the instructions contained therein.  If the enclosed proxy is signed and returned without specific instructions, then your shares will be voted FOR Proposal 1 and Proposal 2.  If any other business properly comes before the stockholders for a vote at the annual meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

             Proxies marked as “abstaining” will be treated as present for the purpose of determining whether there is a quorum for the annual meeting but will not be counted as voting for or against on any matter as to which such abstention is indicated.  Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter.  Proxies returned by brokers as “non-votes” on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the annual meeting will be treated as present for purposes of determining whether there is a quorum for the annual meeting if the broker is given discretion to vote on at least one matter on the agenda.

             A proxy will not be valid unless the completed form of proxy is received by us at our principal executive offices located at 10 Edison Street East, Amityville, New York 11701 at least 48 hours (excluding Saturdays, Sundays and holidays) prior to commencement of the annual meeting.  Any stockholder who executes and returns a proxy may revoke it at any time before it is voted at the annual meeting by:

•	delivering written notice of such revocation to us (attention: Corporate Secretary) prior to the commencement of meeting; the annual
•	submitting a duly executed proxy bearing a later date which related to the same shares; or
•	attending and voting such shares at the annual meeting.

             Mere attendance at the annual meeting will not, in and of itself, revoke an otherwise valid proxy.

             We do not expect that a representative of Ernst & Young LLP, our independent auditors, will attend the annual meeting or be available to respond to appropriate questions.

             Whether or not you attend the annual meeting, your vote is important.  Accordingly, you are urged to sign and return the accompanying proxy regardless of the number of shares you own.  Shares can be voted at the annual meeting only if the holder is present or represented by proxy.

VOTING RIGHTS AND VOTING SECURITIES

Voting at the Annual Meeting

             Our Board of Directors has fixed the close of business on May 7, 2001 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.  Only stockholders of record at the close of business on the Record Date will be entitled to vote at the annual meeting.  As of May 7, 2001, there were 13,019,348 shares of common stock issued and outstanding.  Our common stock is the only class of outstanding voting securities.  Each holder of shares of our common stock on the Record Date will be entitled to one vote per share, either in person or by proxy, on each matter presented at the annual meeting.  The holders representing a majority of all of the outstanding shares of our common stock entitled to vote at the annual meeting, in person or by proxy, will constitute a quorum at the annual meeting.  The affirmative vote of holders representing a plurality of the shares of common stock represented in person or by proxy at the annual meeting is required to approve Proposal 1.  Approval of Proposal 2 requires the affirmative vote of holders representing a majority of the shares represented in person or by proxy at the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

             The following table sets forth certain information as of May 3, 2001 regarding the beneficial ownership of our common stock by (A) each person known by us to own beneficially more than 5% of our common stock, (B) each of our directors, (C) each of our named executive officers, and (D) all of our executive officers and directors as a group (9 persons):

Name	Number of Shares Beneficially Owned (1)

Percentage Beneficially Owned

Philip Rosner (2)	2,150,176	(3)(4)	16.4%
Joseph Raimondo (2)	3,000	(5)	*
A. Gary Frumberg (2)	1,371,341	(3)	10.5%
Stanley Altschuler	810,000	(6)	6.2%
Richard R. Higgins	795,900		6.1%
Sean Deson (2)	230,898	(7)(8)	1.7%
Werner F. Hiller (2)	195,751	(7)(9)(10)	1.5%
Irwin D. Simon (2)	160,000	(7)(9)	1.2%
Ronald J. Dintemann (2)	117,111	(11)	*
Harvey F. Farber (2)	65,600	(12)	*
Joseph A. Gemmo(2)	150,100	(13)	1.1%
All directors and executive officers as a group (9 persons)	4,443,977		31.7%

*           Less than 1%

(1)         As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose or to direct the disposition of such security.  In addition, a person is deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date shown above.

(2)         The business address of each of Messrs. Rosner, Raimondo, Frumberg, Dintemann, Farber and Gemmo is c/o Technology Flavors & Fragrances, Inc., 10 Edison Street East, Amityville, New York 11701.  The business address of Mr. Deson is c/o Deson & Co., 219 East 69th Street, Apt. 12D, New York, New York 10021.  The business address of Mr. Hiller is 55 Dugway, Watchung, New Jersey 07060.  The business address of Mr. Simon is c/o The Hain Celestial Group, Inc., 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(3)         Includes five-year options to purchase 66,667 shares of our common stock granted to each of Messrs. Rosner and Frumberg in June 1999 which are fully vested and excludes options to purchase 33,333 shares of our common stock granted to each that have not yet vested.  Such unvested options will vest in 2002.

(4)         Includes 36,438 shares of our common stock owned by Mr. Rosner's wife. Mr. Rosner disclaims beneficial ownership of the shares owned by his wife.

(5)         Excludes ten-year options to purchase an aggregate of 100,000 shares of our common stock granted to Mr. Raimondo in 2000 that have not yet vested.  Of such unvested options, options to purchase 26,666 shares will vest in 2001, 26,667 shares will vest in each of 2002 and 2003 and 10,000 shares will vest in each of 2004 and 2005.

(6)         Includes 350,000 shares of common stock owned personally by Mr. Altschuler and 460,000 shares of common stock held by Strategic Growth International, or SGI, of which Mr. Altschuler is a 50% stockholder.  Mr. Altschuler shares voting and dispositive power over the 460,000 shares owned by SGI.

(7)         Includes ten-year options to purchase 100,000 shares of our common stock granted to each of Messrs. Deson, Hiller and Simon in June 1999 which are fully vested.

(8)         Includes ten-year options to purchase 120,000 shares of our common stock granted to Mr. Deson in June 1998 and an aggregate of 10,898 shares granted in 1999 which are fully vested and excludes options to purchase 80,000 shares of our common stock that have not yet vested.  Of such unvested options, options to purchase 40,000 shares will vest in each of 2002 and 2003.

(9)         Includes ten-year options to purchase 60,000 shares of our common stock granted to each of Messrs. Hiller and Simon in January 1998 which are fully vested and excludes options to purchase 40,000 shares of our common stock that have not yet vested.  Of such unvested options, options to purchase 20,000 shares will vest to each of Messrs. Hiller and Simon in each of 2002 and 2003.

(10)       Includes ten-year options to purchase 6,731 shares of our common stock granted to Mr. Hiller in April 1999 which are fully vested.

(11)       Includes ten–year options to purchase an aggregate of 98,000 shares of our common stock granted to Mr. Dintemann in April 1994, June 1997 and April 1999 which are fully vested and excludes options to purchase 22,000 shares that have not yet vested.  Of such unvested options,  options to purchase 5,000 shares will vest in 2001, 9,000 shares will vest in 2002, and options to purchase 4,000 shares will vest in each of 2003 and 2004.

(12)       Includes ten-year options to purchase an aggregate of 58,000 shares of our common stock granted to Mr. Farber in January 1996, February 1997 and April 1999 which are fully vested and excludes options to purchase 22,000 shares that have not yet vested. Of such unvested options, options to purchase 14,000 shares will vest in 2002, and options to purchase 4,000 shares will vest in each of 2003 and 2004.

(13)       Includes ten-year options to purchase an aggregate of 148,000 shares of our common stock granted to Mr. Gemmo in February 1997, December 1997 and April 1999 which are fully vested and excludes options to purchase 22,000 shares that have not yet vested. Of such unvested options, options to purchase 14,000 shares will vest in 2002, and options to purchase 4,000 shares will vest in each of 2003 and 2004.

PROPOSAL 1:  ELECTION OF DIRECTORS

             Our directors are elected annually at our annual meeting of stockholders.  Their respective terms of office continue until their successors have been duly elected and qualified in accordance with our By-laws or their earlier resignation.  Our Board of Directors currently consists of five directors.  At the annual meeting, five directors are to be elected to serve for a term of one year or until their respective successors are duly elected and qualified.  All nominees (Messrs. Rosner, Frumberg, Deson, Hiller and Simon) are currently members of the Board of Directors.

             The designated representatives named in the enclosed proxy intend to vote for the election to the Board of Directors of each of the nominees listed below, unless the proxy is marked to expressly indicate otherwise.  Should any of such nominees be unable or unwilling to accept such election (which the Board of Directors does not anticipate), then the designated representatives named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required

             Approval of Proposal 1 to elect five directors requires the affirmative vote of a plurality of the shares of our common stock represented in person or by proxy at the annual meeting.  The Board of Directors recommends that stockholders vote FOR each of the five director nominees listed below.

Information Concerning Directors, Director Nominees and Executive Officers

             The following table sets forth information regarding our directors, director nominees and our executive officers as of May 7, 2001.

Name	Age	Positions with the Company
Philip Rosner (1)	65	Chairman of the Board of Directors and Chief Executive Officer
Joseph Raimondo	51	President and Chief Operating Officer
A. Gary Frumberg (1)	67	Director and Executive Vice President
Joseph A. Gemmo	55	Vice President, Chief Financial Officer, Secretary and Treasurer
Ronald J. Dintemann	57	Vice President—Operations
Harvey Farber	60	Senior Vice President—Flavor Division
Sean Deson (1)	37	Director
Werner F. Hiller (1)	64	Director
Irwin D. Simon (1)	42	Director

_______________

(1)         Indicates director nominee and current member of our Board of Directors standing for reelection.

             The business experience of each of the persons listed above for at least the last five years is as follows:

             Philip Rosner has been the Chairman of the Board of Directors, Chief Executive Officer and President of our company since its inception in 1989 to August 2000 and Chairman and Chief Executive Officer since August 2000.  Mr. Rosner has been engaged in the flavor and fragrance industry for over 47 years.  Prior to 1989, Mr. Rosner was President of Globe Extracts, Inc., and for 15 years before that, was President of Felton Worldwide, Inc., both of which produced and marketed flavors and fragrances.

             Joseph Raimondo has been President and Chief Operating Officer of our company since August 2000.  Prior to August 2000, for over 20 years, Mr. Raimondo held operational and technical management positions with Bush Boake Allen, Inc., a New York Stock Exchange flavor and fragrance company.

             A. Gary Frumberg has been a Director and an Executive Vice President of our company since 1989.  Prior to 1989, Mr. Frumberg served as Vice President—International Sales of Felton Worldwide, Inc.

             Joseph A. Gemmo has been Vice President and Chief Financial Officer of our company since August 1996 and  Secretary and Treasurer since June 1998.  From January 1994 to April 1996, Mr. Gemmo was the Chief Financial Officer of Bio-Botanica, Inc., a developer and manufacturer of herbal extracts.  From 1989 to 1994, Mr. Gemmo was the Chief Financial Officer of General Aerospace Materials Corp.

             Ronald J. Dintemann has been Vice President—Operations of our company since May 1989.  Prior to joining our company, Mr. Dintemann served as Vice President—Operations of Globe Extracts, Inc. for two years.

             Harvey Farber has been Senior Vice President—Flavor Division of our company since October 1997.  From October 1995 through October 1997, Mr. Farber was Senior Vice President—Flavor Development of our company.  Before Mr. Farber joined our company, he was the Vice President—Flavor Development at J. Manheimer Inc. for 12 years.

             Sean Deson has been a Director of our company since June 1998.  Since March 2000, Mr. Deson has been the Managing Partner of Deson & Co., a private equity investment firm.  From 1990 until March 2000, Mr. Deson served in various positions with Donaldson, Lufkin & Jenrette Securities Corporation, including Senior Vice President in the Investment Banking Division.  Mr. Deson also serves as a member of the Board of Directors of SpecChem International Holdings, SystemsFusion Inc., Active Worlds.com, Inc., a company quoted on the OTC Bulletin Board, Fastxchange and Liquidxs.

             Werner F. Hiller has been a Director of our company since June 1998.  Since 1996, Mr. Hiller has been a consultant to General Spice Companies, a division of ConAgra, Inc., and previously served as the President of General Spice Companies from 1990 to 1996.  Mr. Hiller was the also the co-founder of General Spice Companies, and from 1965 to 1990, he served as Executive Vice President and Treasurer.

             Irwin D. Simon has been a Director of our company since June 1998.  Mr. Simon has been the Chairman, President and Chief Executive Officer of The Hain Celestial Group, Inc., a natural and specialty foods company listed on Nasdaq, since May 2000 and President and Chief Executive Officer of The Hain Food Group, Inc. from 1993 to May 2000.  Prior to 1993, Mr. Simon spent 15 years in various sales and marketing positions, including Vice President of Marketing of Slim-Fast Foods Company, and Eastern Regional Director of Haagen-Dazs Shops, a division of Grand Metropolitan, PLC.

             All of our directors serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.  Officers serve at the discretion of the Board of Directors, subject to rights, if any, under their contracts of employment.  There are no family relationships among our directors and executive officers.

Meetings of the Board of Directors and Committees

             Our business affairs are managed under the direction of the Board of Directors.  Members of the Board are informed about our affairs through presentations, reports and documents distributed to them, operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings, and through other means.  In addition, the directors of our company discharge their duties throughout the year not only by attending meetings of the Board of Directors but also through personal meetings and other communications, including telephone contact with management and others of our company.

             During 2000, our Board of Directors held four meetings and acted by unanimous written consent four times.  Each director attended at least 75% of the Board meetings and committee meetings held during 2000.

Board Committees

             Our Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee.  The members of these committees are appointed by the Board of Directors.

             Executive Committee.  The Executive Committee of the Board of Directors may exercise, except when the Board of Directors is in session and to the extent permitted by the General Corporation Law of the State of Delaware, all of the powers of the Board of Directors in the management of our affairs.  The Executive Committee did not meet in 2000.  The current members of the Executive Committee are Messrs. Rosner, Deson and Hiller.

             Audit Committee.  The Audit Committee recommends to the Board of Directors the firm to be selected each year as independent auditors of our financial statements and to perform services related to such audit.  The Audit Committee also has responsibility for:

•	reviewing the scope and results of the audit with the independent auditors,
•	reviewing our financial condition and results of operations with management,
•	considering the adequacy of our internal accounting, bookkeeping and control procedures, and
•	reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence.

             The Audit Committee met once in 2000.  The current members of the Audit Committee are Messrs. Deson and Hiller.

             Compensation Committee.  The Compensation Committee generally recommends to the Board of Directors the compensation to be paid to our executive officers and other key personnel, reviews new or existing employee compensation programs and periodically reviews management perquisites and other benefits.  The Compensation Committee met once in 2000.  The current members of the Compensation Committee are Messrs. Hiller and Simon.

             We have not established a nominating committee and/or a corporate governance committee as recommended by the TSE Report (as discussed below), however, we believe, that the nomination of directors and other issues normally considered by these committees can be effectively managed by the Board of Directors due to its composition, or by the Audit Committee.

Audit Committee Report

             The Audit Committee of our Board of Directors is comprised of two directors, each of which is independent within the meaning of the listing standards of the American Stock Exchange.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

             Management is responsible for the company’s internal controls and the financial reporting process.  The company’s independent accountants, Ernst & Young LLP, are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the company’s financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

             In connection with the audit with respect to the company’s financial statements for the year ended December 31, 2000, the Audit Committee met and had discussions with management and the independent accountants.  Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees).  The company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm’s independence.

             Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

             By the Audit Committee of the Board of Directors of Technology Flavors & Fragrances, Inc.

Werner F. Hiller (Chairman)
Sean Deson

Director Compensation

             Each of our outside directors is paid a $10,000 annual fee, plus $500 for each formal meeting attended.  An outside director may, at his option and in lieu of such cash remuneration, elect to receive a non-qualified stock option grant for such earned fees.  In addition, directors are reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof.  Our outside directors currently are Messrs. Deson, Hiller and Simon.

Statement of Corporate Governance Practices

             Our common stock is listed on the American Stock Exchange and the Toronto Stock Exchange (“TSE”).  The by-laws of the TSE require listed companies to disclose their approach to corporate governance on an annual basis and within the context of certain guidelines proposed in the December 1994 report issued by the TSE Committee on Corporate Governance in Canada (the “TSE Report”).  The TSE

             Report focuses on the importance of each company addressing the governance issue in its own context and the receipt by the company's stockholders of an explanation for each company's approach to governance.  There is no requirement for our company to comply with the guidelines in the TSE Report, and the report itself recognizes that each company should have the flexibility to develop its own approach to corporate governance.

             Of particular significance is the fact that our company is organized under the laws of the State of Delaware, and therefore is subject to that State's laws and principles of corporate governance.  We are of the opinion that our approach to corporate governance is in compliance with Delaware law and the principles of the TSE Report.

Unrelated Directors

             Much of the discussion in the TSE Report focuses on the composition of a company's board of directors and, in particular, the number of "unrelated directors." In the TSE Report, an "unrelated director" is a director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with that director's ability to act with a view to the best interests of the company, other than an interest arising from such director's status as a stockholder.  The TSE Report also focuses on the importance of having an appropriate portion of the board of directors which is free from any interest or relationship with a "significant shareholder" of the company (i.e., a shareholder controlling more than 50% of a company's common stock).  We do not have a "significant shareholder" within the meaning of the TSE Report.

             We believe that three of our five director nominees (i.e., Messrs. Deson, Hiller and Simon) are "unrelated" within the meaning of the TSE Report.

             The Board of Directors has no formal policy setting out which specific matters must be brought by management to the Board of Directors for approval, although generally all material transactions are presented by management to the Board of Directors for approval.

Response to Stockholders

             Management is available to stockholders to respond to questions and concerns.  The Board of Directors believes that management is generally responsive to the inquiries of stockholders and others interested in our company.

Expectations of Management

             The Board of Directors works closely with members of management.  The Board's access to information relating to our operations (through membership on the Board of several key members of management and, as necessary, attendance by other members of management at the request of the Board) are important elements to the effective and informed functioning of the Board of Directors.

             The Board of Directors expects our management to take the initiative in identifying opportunities and risks affecting our business and to finding means to deal with such opportunities and risks for the benefit of our stockholders.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

             Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who beneficially own more than 10% of our common stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission (and, if such security is listed on a national securities exchange, with such exchange) various reports as to their ownership of and activities relating to such common stock.  Such Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon a review of copies of Section 16(a) reports and representations received by us from Reporting Persons, and without conducting any independent investigation of our own, in 2000, all Forms 3, 4 and 5 were timely filed with the Securities and Exchange Commission by such Reporting Person except that Mr. Rosner failed to timely report one transaction on Form 4.

EXECUTIVE COMPENSATION

             The following summary compensation table sets forth the aggregate compensation paid to or earned by our Chairman of the Board and Chief Executive Officer and the other five most highly compensated executive officers of our company (other than the Chairman of the Board and Chief Executive Officer) whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2000:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation Salary	Annual Compensation Bonus	Awards Securities Underlying Options/SARs	All Other Compensation (1)
Philip Rosner	2000	$231,750	$13,111	-	$8,424
Chairman of the Board and Chief Executive Officer	1999 1998	225,000 225,930	4,327 -	100,000(2) -	10,923 11,545
			-	-
Joseph Raimondo(3)	2000	57,692	2,885	100,000(4)	3,240
President and Chief Operating Officer

A. Gary Frumberg	2000	214,240	12,120	-	10,692
Director and Executive Vice President	1999	208,000	4,000	100,000(2)	13,089
	1998	208,000	-	-	12,514

Harvey Farber	2000	160,500	8,971	-	3,437
Senior Vice President-Flavor Division	1999	150,000	2,885	20,000(5)	3,544
	1998	172,415	-	-	3,446

Ronald J. Dintemann	2000	144,612	8,181	-	12,329
Vice President-Operations	1999	140,400	2,700	20,000(5)	12,345
	1998	140,400	-	-	12,330

Joseph A. Gemmo	2000	139,256	7,878	-	6,313
Vice President, Chief Financial Officer,	1999	135,200	2,600	20,000(5)	6,541
Secretary and Treasurer	1998	135,200	-	-	5,565

(1)         Represents expenses in connection with the personal use of company automobiles and life insurance policies on the life of such executive.

(2)         Represents five-year stock options to purchase 100,000 shares of our common stock granted in June 1999 under our 1999 Stock Option Plan at an exercise price of $1.62 per share.

(3)         Mr. Raimondo was hired on August 8, 2000 at an annual base salary $150,000.

(4)         Represents ten-year stock options to purchase 50,000 shares of our common stock granted in August 2000 under our 1999 Stock Option Plan at an exercise price of $1.875 per share and 50,000 shares of our common stock granted in November 2000 under our 1999 Stock Option Plan at an exercise price of $1.06 per share.

(5)         Represents ten-year stock options to purchase 20,000 shares of our common stock granted in April 1999 under our 1993 Stock Option Plan at an exercise price of $.875 per share.

Stock Option Grants in 2000

             The following table sets forth certain information concerning individual stock option grants during the year ended December 31, 2000 to each of the executive officers named in the Summary Compensation Table.

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date
Philip Rosner	-	-	-	-
Joseph Raimondo	50,000	100%	$1.875	8/8/10
	50,000	100%	$1.06	11/13/10
A. Gary Frumberg	-	-	-	-
Harvey Farber	-	-	-	-
Ronald J. Dintemann	-	-	-	-
Joseph A. Gemmo	-	-	-	-

Aggregate Stock Option Exercises in 2000 and 2000 Year–End Stock Option Values

             The following table provides certain information concerning each exercise of stock options during the year ended December 31, 2000 by each of the executive officers named in the Summary Compensation Table and the year-end value of unexercised stock options.  The stock options listed below were granted without tandem stock appreciation rights.  We have no freestanding stock appreciation rights outstanding.

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at December 31, 2000 Exercisable/Unexercisable	Number of Unexercised In-the-Money Options at December 31, 2000 Exercisable/Unexercisable (1)
Philip Rosner	-	-	33,333/66,667	$-/-(2)
Joseph Raimondo	-	-	0/100,000	-/-(2)
A. Gary Frumberg	-	-	33,333/66,667	-/-(2)
Harvey Farber	-	-	54,000/26,000	500/2,000
Ronald J. Dintemann	-	-	94,000/26,000	32,000/2,000
Joseph A. Gemmo	-	-	144,000/26,000	500/2,000

(1)         Value of unexercised "in-the-money" options is equal to the difference between the closing per share price of our common stock on the American Stock Exchange at December 31, 2000 ($1.00) and the option exercise price per share multiplied by the number of shares subject to options.

(2)         None of these options were "in-the-money" at December 31, 2000.

Employment Agreements

             In October 2000, we extended our five-year employment agreement with Mr. Rosner until October 2001.  Pursuant to the employment agreement, Mr. Rosner serves as our Chief Executive Officer.  The agreement contains, among other things, customary termination and confidentiality provisions and provides for an annual base salary that is subject to adjustment in accordance with the consumer price index.  Effective January 1, 2001, Mr. Rosner is being paid an annual base salary of $231,750.

             In October 2000, we extended our five-year employment agreement with Mr. Frumberg until October 2001.  Pursuant to the employment agreement, Mr. Frumberg serves as our Executive Vice President.  The agreement contains, among other things, customary termination and confidentiality provisions and provides for an annual base salary that is subject to adjustment in accordance with the consumer price index.  Effective January 1, 2001, Mr. Frumberg is being paid an annual base salary of $214,240.

             In August 2000, we entered into a two-year employment agreement with Mr. Raimondo to serve as our President and Chief Operating Officer.  Pursuant to this agreement, Mr. Raimondo is entitled to receive an annual base salary of $150,000 plus an annual bonus payable at the sole discretion of our Board of Directors.  In addition, pursuant to this agreement, Mr. Raimondo received stock options to purchase 50,000 shares of our common stock at an exercise price of $1.875 per share.  The employment agreement also contains, among other things, customary termination and confidentiality provisions.

             In January 2001, we extended our five-year employment agreement with Mr. Dintemann until January 2002.  Pursuant to the employment agreement, Mr. Dintemann serves as our Vice President Operations.  The agreement contains, among other things, customary termination and confidentiality provisions and provides for an annual base salary that is subject to adjustment in accordance with the consumer price index.  Effective January 1, 2001, Mr. Dintemann is being paid an annual base salary of $144,612.

             In August 1999, we extended our three-year employment agreement with Mr. Gemmo for an additional three-year term pursuant to which Mr. Gemmo will serve as Vice President and Chief Financial Officer of our company.  The agreement contains, among other things, customary termination and confidentiality provisions and provides for an adjustment to the annual base salary in accordance with the consumer price index and a minimum cash bonus of $50,000 in the event our company undergoes a “change of control.”  Effective January 1, 2001, Mr. Gemmo is being paid an annual base salary of $139,256.

1993 Stock Option Plan

             In November 1993, we adopted, and our stockholders approved, the 1993 Stock Option Plan  pursuant to which we may grant to our employees options to purchase up to 500,000 shares of our common stock. The options granted under the 1993 Stock Option Plan may be exercised during the ten-year period after they are granted at an exercise price equal to the mean between the high and low selling prices of our common stock on the TSE on the date of the grant. Options granted to any person who beneficially owns ten percent (10%) or more of our common stock may not be exercised after the fifth anniversary of the date of  grant and must be granted at an exercise price equal to 110% of the market price at the date of grant.  In May 1999, our Board of Directors terminated the 1993 Stock Option Plan for the purpose of granting additional stock options.  Termination of the 1993 Stock Option Plan will not affect options that were granted prior to the termination date.

As of May 7, 2001, options to purchase an aggregate of 422,000 shares of our common stock were outstanding under the 1993 Stock Option Plan.

1996 and 1999 Stock Option Plans

             In October 1996, we adopted, and our stockholders approved, the 1996 Stock Option Plan. In May 1999, we adopted, and in June 1999, our stockholders approved, the 1999 Stock Option Plan.

             The maximum number of shares of our common stock that may be subject to options under each  of  the 1996 and 1999 Stock Option Plans may not exceed an aggregate of 1,000,000 shares. This number  may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Our employees (including officers and directors who are employees) are eligible for the grant of incentive options under the 1996 and 1999 Stock Option Plans. Directors who are not employees are not eligible to receive incentive stock options, but may receive non-qualified options. Options may also be granted to other persons, provided that such options are non–qualified options. In the event of incentive options, the aggregate fair market value of our common stock with respect to which such options become first exercisable by the holder during any calendar year cannot exceed $100,000. This limit does not apply to non–qualified options. To the extent an option that otherwise would be an incentive option exceeds this $100,000 threshold, it will be treated as a non–qualified option.

             In the case of an incentive option, the exercise price cannot be less than the fair market value (as defined in the 1996 and 1999 Stock Option Plans) of our common stock on the date the option is granted and, if an optionee is a stockholder who beneficially owns 10% or more of our outstanding common stock, the exercise price of incentive options may not be less than 110% of the fair market value of our common stock. The term of an option cannot exceed ten years and, in the case of an optionee who owns 10% or more of the outstanding common stock, cannot exceed five years.

             The 1996 and 1999 Stock Option Plans will terminate automatically and no options may be granted more than ten years after the dates the 1996 and 1999 Stock Option Plans, respectively, were adopted.  The 1996 and 1999 Stock Option Plans may be terminated at any prior time by the Board of Directors. Termination of the 1996 and 1999 Stock Option Plans will not affect options that were granted prior to the termination date.

             As of May 10, 2001, options to purchase an aggregate of 927,629 and 400,000 shares of our common stock were outstanding under the 1996 and 1999 Stock Option Plans, respectively, and an aggregate of 618,080 shares were reserved for the future issuance of stock options.

Management Incentive Plan

             In 2000, we adopted a management incentive plan for corporate officers and key management employees for the purpose of awarding cash and stock bonuses based on the achievement of certain predetermined goals.  These goals are established for each participant in the plan and are set by our Compensation Committee prior to the beginning of the year. These goals are based on a participant’s performance and may relate to a variety of factors reflecting our objectives and performance and a participant’s ability to contribute to the overall success of our company within the context of the purposes of the plan, our business plan and the aspects of our business which the participant’s duties involve.

             Bonuses awarded pursuant to the plan are based on a percentage of each participant’s base salary and the overall performance of our company during the year. However, the amount of any award to a participant for any year shall not exceed 50% of the participant’s base salary, in the case of a participant who is a corporate officer of our company, or 25% of base salary, in the case of a participant who is a key management employee. Further, if the aggregate amount of all awards under the plan exceeds 10% of our net income for a particular year, each award shall be proportionately reduced so that the aggregate amount of all such awards does not exceed 10% of our net income for the year.

             Our goals were not met during 2000 and, accordingly, no bonuses were awarded under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             We sell flavor products to The Hain Celestial Group, Inc. (“Hain”).  Irwin D. Simon, a director of our company, is the Chairman, President and Chief Executive Officer of Hain.  Our sales to Hain totaled approximately $594,000 for 2000. We believe such sales were made at arms-length and at competitive prices.

             The following table sets forth certain information regarding loans made by us to our directors and executive officers which were outstanding as of December 31, 2000.   The notes bore interest based at a bank’s prime rate through December 31, 2000.  On March 15, 1999, the loans were amended to change the maturity date from December 31, 1999 to March 15, 2002.  On January 23, 2001, the notes were further amended to change the maturity date from March 15, 2002 to April 1, 2002, and the interest component on the principal balance of the loans was eliminated effective January 1, 2001.  On March 31, 2001, the installment due on April 1, 2000 with respect to Mr. Frumberg’s note was extended to June 1, 2001.  As of May 10, 2001, the aggregate indebtedness owed to us under these loans was $125,035, including accrued interest through December 31, 2000.  These loans are secured by shares of our common stock that are owned by Messrs. Rosner and Frumberg.  On June 1, 2000, Mr. Rosner surrendered to us 100,000 shares of our common stock owned by him which resulted in a partial reduction of his outstanding loan to us of $141,300.  On February 1, 2000, Mr. Frumberg surrendered to us 25,000 shares of our common stock owned by him which resulted in a partial reduction of his outstanding loan to us of  $40,250.

Table of Indebtedness of Directors
and Executive Officers of Company

Name and Principal Position	Involvement of Issuer	Amount Outstanding as of December 31, 2000(1)	Amount Outstanding as of May 10, 2001(1)
Philip Rosner, Chairman of the Board and Chief Executive Officer	Lender	$77,153	$77,153
A.Gary Frumberg, Director and Executive Vice President	Lender	47,882	47,882

________________

(1)         Includes accrued interest through December 31, 2001.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

             Ernst & Young LLP has acted as the independent auditors of our company since 1996 and has acted in such capacity in connection with the preparation of our audited consolidated financial statements for the year ended December 31, 2000 and the report contained therein, which is included in our Annual Report to Stockholders accompanying this Proxy Statement.  Upon the recommendation of the Audit Committee of the Board of Directors, in May 2001, the Board  appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2001.  The stockholders are being asked to ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2001 and to authorize the Board of Directors to fix their remuneration.  A representative of Ernst & Young LLP is expected to be present at the annual meeting and available to respond to appropriate questions.  Such representative also will have the opportunity, if desired, to make a statement to the stockholders.

Required Affirmative Vote

             Approval of the appointment of Ernst & Young LLP as independent auditors of our company for the year ending December 31, 2001 requires the affirmative vote of holders representing a majority of the shares of our common stock represented in person or by proxy at the annual meeting.  The Board of Directors unanimously recommends that the stockholders vote FOR Proposal 2.

Audit and Related Fees

             Audit Fees.  The aggregate fees billed by Ernst & Young LLP for professional services for the audit of our company’s annual consolidated financial statements included in our company’s Form 10-KSB for 2000 were $115,000.

             Financial information Systems Design and Implementation Fees.  There were no fees billed by Ernst & Young LLP to the company for financial information systems design and implementation in 2000.

             All Other Fees.  The aggregate fees billed to the company for all other services rendered by Ernst & Young LLP in 2000 were $25,000.

             Our Audit Committee believes that the provision of the services rendered above is compatible with maintaining the principal auditor’s independence.

2001 STOCKHOLDER PROPOSALS

             Stockholder proposals requested to be included in our Proxy Statement for the Year 2002 Annual Meeting of Stockholders must be received by us at our principal executive offices, 10 Edison Street East, Amityville, New York 11701 (Attn: Corporate Secretary), prior to February 20, 2002.  The Board of Directors will review any stockholder proposals that are received in accordance herewith and will determine whether such proposals meet applicable criteria for inclusion in our Proxy Statement for the 2002 Annual Meeting of Stockholders.

             Holders of our common stock desiring to have proposals submitted for consideration at any future meeting of stockholders should review the applicable rules and regulations of the Securities and Exchange Commission with respect to submitting such proposals.

OTHER MATTERS

             The Board of Directors does not know of any other matters that are to be presented for consideration at the annual meeting.  Should any other matters properly come before the annual meeting, the persons named in the accompanying proxy or their substitutes will vote such proxies on behalf of the stockholders they represent in accordance with their best judgment.

SOLICITATION OF PROXIES

             Proxies are being solicited by and on behalf of the Board of Directors.  We will bear the costs of preparing and mailing the proxy materials to our stockholders in connection with the annual meeting.  We will solicit proxies by mail and the directors and certain officers and employees of our company may solicit proxies personally or by telephone or telegraph.  These persons will receive no additional compensation for such services but will be reimbursed by us for reasonable out-of-pocket expenses.  We also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

ADDITIONAL INFORMATION

             We will make available to any stockholder, without charge, upon a written request therefor, copies of our  Annual Report on Form 10-KSB for the year ended December 31, 2000.  Any such request should be directed to Technology Flavors & Fragrances, Inc., Attention:  Joseph A. Gemmo, Vice President and Chief Financial Officer, at 10 Edison Street East, Amityville, New York 11701.

FOR THE BOARD OF DIRECTORS,
/s/ JOSEPH A. GEMMO
Joseph A. Gemmo
Secretary

Amityville, New York
May 10, 2001

APPENDIX A

TECHNOLOGY FLAVORS & FRAGRANCES, INC.
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee.  The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors.  The committee shall be appointed by the board of directors and shall comprise at least two directors, each of whom are independent of management and the Company.  Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.  All committee members shall be financially literate, or become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.  In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company.  In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board.  Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.  The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances.  The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting.

Page two – Audit Committee Charter

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the committee may use them as appropriate.

•	The committee shall have clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee as representatives of the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.
•	The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.
•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-QSB. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.
•	The committee shall review with management and independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-KSB (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

PROXY
TECHNOLOGY FLAVORS & FRAGRANCES, INC.
Solicited on Behalf of the Board of Directors

Annual Meeting of Stockholders
June 20, 2001

             The undersigned hereby appoints Philip Rosner and A. Gary Frumberg (with full power to act without the other and with power to appoint his substitute), as the undersigned's proxy to vote all of the undersigned's shares of common stock of TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation, which the undersigned would be entitled to vote at our Annual Meeting of Stockholders, to be held at the Renaissance Los Angeles Hotel-Airport, 9620 Airport Boulevard, Los Angeles, California 90045, on June 20, 2001 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as marked to the contrary below)
		☐	AGAINST
		☐	ABSTAINING

PHILIP ROSNER, A. GARY FRUMBERG, SEAN DESON, WERNER F. HILLER and IRWIN D. SIMON

(INSTRUCTION:          To withhold authority to vote for any individual nominee, write that nominee's name on the line set forth below.)

2.          To ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2001.

             ☐ FOR          ☐ AGAINST          ☐ ABSTAINING

3.          In their discretion, to transact such other business as may properly come before the annual meeting and any and all adjournments thereof.

The shares of common stock represented by this Proxy will be voted in accordance with the foregoing instructions.  In the absence of any instructions, such shares will be voted FOR the election of all the nominees listed in Proposal 1 and FOR Proposal 2.

If any amendments or variations to the matters referred to above or to any other matters identified in the Notice of Meeting are proposed at the meeting or any adjournments thereof, or if any other matters which are not now known to management should properly come before the meeting or any adjournments thereof, this Proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 20, 2001, our Proxy Statement dated May 10, 2001, the accompanying form of  Proxy, and our Annual Report to Stockholders for the year ended December 31, 2000, each of which is enclosed herewith.

The undersigned hereby revokes any proxy to vote shares of our common stock heretofore delivered by the undersigned in connection with the annual meeting.

A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON TO REPRESENT HIM AND TO ATTEND AND ACT FOR HIM ON HIS BEHALF AT THE ANNUAL MEETING OTHER THAN THE NOMINEES DESIGNATED ABOVE AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF HIS NOMINEE IN THE SPACE PROVIDED ABOVE FOR THAT PURPOSE.

Dated

Signature

Signature, if held jointly

Title (if applicable)

Please date, sign exactly as your name appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign.  When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give your full title.  In the case of a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal.  If a partnership, sign in partnership name by an authorized person.